UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Thrivent Mutual Funds
(Name of Registrant as Specified in Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

www.proxypush.com/THR

Your vote counts.

Dear Shareholder:

We recently sent you proxy materials for Thrivent Mutual Funds relating to a proposed merger of Thrivent Multidimensional Income Fund into Thrivent Opportunity Income Plus Fund. Your vote matters. If you have not already, please review the materials and take a moment to vote.

Vote quickly and easily using one of the following options. You will need your personalized control number to vote.

•	Online through the Vote Now button below.
•	Call 866-520-3408.
•	Mail your proxy ballot in the postage-paid envelope that was included in your proxy materials.

Your Control # is: 707419476739

If you have any questions about the proxy, please call Mediant, our partner vendor retained to coordinate the proxy solicitation and voting, at 888-441-3205.

Thank you for voting and being a Thrivent Mutual Funds shareholder.

Michael W. Kremenak

President

Thrivent Mutual Funds

Thriventfunds.com	Thrivent Funds P. O. Box 219348 Kansas City, Missouri 64121-9348	Phone 800-847-4836

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Thrivent Financial Investor Services Inc. is the transfer agent for Thrivent Funds. The principal underwriter for Thrivent Funds is Thrivent Distributors, LLC, a registered broker/dealer and a member of FINRA. These entities are subsidiaries of Thrivent, the marketing name for Thrivent Financial for Lutherans.

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